			SCHEDULE 14A INFORMATION
	     Proxy Statement Pursuant to Section 14(a) of the
		    Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


			Trans World Music Corp.
- - -------------------------------------------------------------------------------
	 (Name of Registrant as Specified In Its Charter)

			    Paul A. Cardinal
- - -------------------------------------------------------------------------------
	    (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:

      -------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

      -------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:/1/

      -------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

      -------------------------------------------------------------------------

/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

      -----------------------------------------------
     2) Form, Schedule or Registration Statement No.:

      -----------------------------------------------
     3) Filing Party:

      -----------------------------------------------
     4) Date Filed:

      -----------------------------------------------

			 TRANS WORLD MUSIC CORP.
			   38 Corporate Circle
			 Albany, New York 12203
			     (518) 452-1242



		   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


	    You are cordially invited to attend the Annual Meeting of Shareholders of Trans World Music Corp. (the "Company"), which will be held at The Desmond, 660 Albany-Shaker Road, Albany, New York 12211, on Friday, June 10, 1994, at 10:00 A.M., New York time, for the following purposes:

	    1. To elect six directors to serve until the next annual meeting and until their successors are chosen and qualified;

	    2. To approve an amendment to the Restated Certificate of Incorporation to change the corporate name to Trans World Entertainment Corporation;

	    3. To approve the 1994 Stock Option Plan; and

	    4. To transact any such other business as may come before the meeting or any adjournment or adjournments thereof.

	    The Board of Directors has fixed the close of business on April 29, 1994, as the record date for determining shareholders entitled to notice of and to vote at the meeting.

	    Your vote is important. A proxy and return envelope are enclosed for your convenience. Please complete and return your proxy card as promptly as possible.

				   By order of the Board of Directors,

				   /s/ Matthew H. Mataraso

				   Matthew H. Mataraso,
				   Secretary

     May 20, 1994



     IMPORTANT: Whether or not you plan to attend the meeting, a return envelope, requiring no postage if mailed in the United States, is enclosed for your convenience. Prompt return of the proxy will assure a quorum and save the Company unnecessary expense.

			TRANS WORLD MUSIC CORP.
			  38 Corporate Circle
			Albany, New York 12203
			----------------------


			    PROXY STATEMENT

       This Proxy Statement is furnished to the shareholders of Trans World Music Corp., a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on June 10, 1994 and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement and the form of proxy/voting instruction card will commence on May 20, 1994.


			    VOTING SECURITIES

       The Company has only one class of voting securities, its Common Stock, par value $.01 per share (the "Common Stock"). On April 29, 1994, the record date, 9,719,208 shares of Common Stock were outstanding. Each shareholder of record at the close of business on April 29, 1994 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented to the meeting.

		     QUORUM AND TABULATION OF VOTES

       The By-Laws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the annual meeting of shareholders of the Company. Votes at the Annual Meeting will be tabulated by two inspectors from Chemical Bank appointed by the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum.

       Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, however, brokers may vote these shares in their discretion, depending upon the type of proposal involved.

       Pursuant to the Company's By-Laws, directors of the Company will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. The affirmative vote of a majority of the outstanding shares of Common Stock issued and outstanding as of the record date is required for the approval of the amendment to the Restated Certificate of Incorporation. All other matters require for approval the favorable vote of a majority of shares voted at the meeting in person or by proxy.

       Under New York law, abstentions and broker non-votes, if applicable, will have the effect of a negative vote on the proposed amendment to the Restated Certificate of Incorporation, because a favorable vote of a majority of the outstanding shares entitled to vote is required. Abstentions and broker non-votes will have no effect on the outcome of the other matters to be voted on at the annual meeting. Brokers have discretionary authority to vote on the election of directors. If a properly signed proxy form is returned to the Company by a shareholder of record and is not marked, it will be voted "FOR" the proposals set forth herein as Items 1 through 3.

	The enclosed proxy may be revoked by a shareholder at any time before it is voted by the submission of a written revocation to the Company, by the return of a new proxy to the Company, or by attending and voting in person at the Annual Meeting.

			PRINCIPAL SHAREHOLDERS

       The only persons known by the Board of Directors to be the beneficial owners of more than five percent of the outstanding shares of the Common Stock as of April 29, 1994, the record date, are indicated below:


 Name and Address of               Amount and Nature of       Percent of
 Beneficial Owner                  Beneficial Ownership         Class
- - -------------------------------------------------------------------------
 Robert J. Higgins                   5,403,713 (1)               55.6%
  38 Corporate Circle
  Albany, New York 12203

 J.P. Morgan & Co., Incorporated     1,466,500 (2)               15.1%
  60 Wall Street
  New York, New York 10260
- - ---------------

      (1)  Information is as of April 29, 1994, as provided by the holder.
       Includes 16,850 shares owned by the wife of Robert J. Higgins, but excludes 88,250 shares owned by certain other family members of Robert
       J. Higgins, none of whom share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.

      (2)  Information is as of March 31, 1994, as provided by the holder. J.P.
       Morgan & Co. Incorporated, a bank holding company, subsidiaries of which, a national bank and a registered investment advisor, hold shares in the Company in a fiduciary capacity. J.P. Morgan reported sole voting power with respect to 1,048,900 shares and sole dispositive power with respect to 1,466,500 shares.

       Mr. Higgins, who beneficially owns 5,403,713 shares of Common Stock as of the record date (approximately 55.6% of all outstanding shares), has advised the Company that he presently intends to vote all of his shares for the election of nominees for director named under "Item 1 - ELECTION OF DIRECTORS" and the proposals set forth under Items 2 and 3. If Mr. Higgins votes his shares for the director nominees, the amendment to the Restated Certificate of Incorporation and the approval of the 1994 Stock Option Plan, no other votes will be required to approve or adopt such actions.

		    Item 1.  ELECTION OF DIRECTORS

       The Board of Directors currently intends to present to the meeting the election of six directors, each to hold office (subject to the Company's By-
Laws) until the next Annual Meeting of Shareholders and until his or her respective successor has been elected and qualified. Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present and entitled to vote at the meeting.



       If any nominee listed below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Chairman of the Board prior to or at the meeting or, if no substitute is selected prior to or at the meeting, for a motion to reduce the membership of the Board to the number of nominees available. The information concerning the nominees and their security holdings has been furnished by them to the Company.


Nominees for Election as Directors

       Robert J. Higgins, Chairman of the Board, founded the Company in 1972 and has participated in its operations since 1973. Mr. Higgins has served as President, Chief Executive Officer and a director of the Company for more than the past five years. He is also the Company's principal shareholder. See "PRINCIPAL SHAREHOLDERS". Mr. Higgins is Chairman of the Board of the Albany Medical Center (Albany, New York).

       Charlotte G. Fischer is the Vice Chairman of the Board and Chief Executive Officer-designate of Paul Harris Stores, Inc., a publicly-held specialty retailer of women's apparel, effective April 29, 1994. Mrs. Fischer has been, since November 1992, Chairman of C.G.F. Inc., which operates Hearts, Int., a specialty retailer, and also served as a consultant to retail organizations, including the Company. Mrs. Fischer was, until October 1991, President and Chief Executive Officer of Claire's Boutiques, Inc., beginning in September 1989, and was on the Board of Directors of Claire's Stores, Inc., the publicly-held parent company. Mrs. Fischer began with Claire's Boutiques as Vice President and General Merchandise Manager in April 1986 and was elected President and Chief Operating Officer in October 1986.

       George W. Dougan has been Chief Executive Officer and a member of the Board of Directors of Evergreen Bancorp Inc. since March 7, 1994. Before accepting the position at Evergreen Bancorp, Mr. Dougan was the Chairman of the Board and Chief Executive Officer of the Bank of Boston-Florida from June 1992 to March 1994, was the Senior Vice President and Director of Retail Banking of The Bank of Boston Massachusetts from February 1990 to June 1992, and a Regional President of The Bank of Boston from August 1988 to February 1990. Before that, he was the Country Manager of The Chase Manhattan Bank, N.A., Virgin Islands, from March 1985 to August 1988.




       Isaac Kaufman has been an Executive Vice President of Merry-Go-Round Enterprises, Inc. ("Merry-Go-Round"), a publicly-held specialty retailer, and on its Board of Directors since April 3, 1991, and has been Chief Financial Officer, Secretary and Treasurer of the Company since 1983. Mr. Kaufman has held various finance positions with Merry-Go-Round for the past 18 years. Merry-Go-Round filed for protection from its creditors under Chapter 11 of the U.S. Bankruptcy Code on January 11, 1994, and continues to operate under such protection as of the date of this Proxy Statement.

       J. Markham Green was elected to the Board of Directors effective July 15, 1993. Mr. Green has been a limited partner of The Goldman Sachs Group, L.P., an affiliate of Goldman, Sachs & Co., since November 1992, and he was a General Partner and a Vice President with Goldman, Sachs & Co., the New York investment firm, for more than five years before becoming a limited partner in November 1992. Mr. Green serves on the Board of Directors of Park Communications, Inc., a publicly-held communications company. Mr. Green stands for election as a director for the first time.

       Matthew H. Mataraso has served as Secretary and a director of the Company for more than the past five years, and has practiced law in Albany, New York during the same period.

Equity Ownership of Directors and Executive Officers

       The following table sets forth the beneficial ownership of Common stock as of April 29, 1994 by each director and named executive officer of the Company and all directors and officers as a group. All shares listed in the table are owned directly by the named individuals unless otherwise indicated therein. Except as otherwise stated or as to shares owned by spouses, the Company believes that the beneficial owners have sole voting and investment power over their shares.



										       Amount and Nature
								       Year First       of Beneficial
								     Elected as         Ownership of
			     Position(s) with the                     Director/       Common Stock as      Percent
Name                             Company                    Age       Officer       of April 29, 1994    of Class
- - ----------------------------------------------------------------------------------------------------------------------
 Robert J. Higgins           Chairman of the Board,          52         1973          5,403,713 (1)        55.6%
			       President, Chief Executive
			       Officer and a Director

 Matthew H. Mataraso         Secretary and a Director        64         1976             28,250 (2)           *

 Charlotte G. Fischer        Director                        44         1991              8,625 (2)           *

 George W. Dougan            Director                        54         1984             12,250 (2)           *

 Arnold S. Greenhut          Director                        65         1976             12,750 (2)

 Isaac Kaufman               Director                        47         1991              9,625 (2)           *

 J. Markham Green            Director                        50         1993                   0              *

 Edward W. Marshall, Jr.     Senior Vice President -
			       Operations                    48         1989             22,750 (2)           *
- - ----------------------------------------------------------------------------------------------------------------------
 All directors and executive officers as a group (8 persons)                           5,498,963 (1)(2)     56.6%
 *   Less than 1%
- - ---------------------------

(1) Includes 16,850 shares owned by the wife of Robert J. Higgins, but excludes 88,250 shares owned by certain other family members of Robert
	J. Higgins, who do not share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.
(2) Included in the shares listed as "beneficially owned" are the following shares which the persons listed have the right to acquire within sixty days pursuant to stock options: (a) under the 1990 Director Stock
	Option Plan - Mrs. Fischer (8,625), Mr. Greenhut (12,250), Mr. Dougan
	(12,250) and Mr. Kaufman (8,625); (b) under the 1986 Incentive and Non-Qualified Stock Option Plan - Mr. Mataraso (23,750); Mr.
	Marshall (19,750); and (c) under all stock option plans - All directors and executive officers as a group (85,250).



Board of Directors Meetings and Its Committees

       The Board of Directors held five meetings during the 1993 fiscal year, and also acted on three occasions by unanimous written consent. During the last fiscal year, none of the directors attended fewer than 75% of the aggregate of:
(i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such director served.

       The Company has an Audit Committee of the Board of Directors, consisting of a majority of independent directors, whose members are: Isaac Kaufman (Chairman), Charlotte G. Fischer, J. Markham Green, and George W. Dougan.
During 1993, Mrs. Fischer served as a consultant to the Company, and the Audit Committee waived its requirement that each member be independent, as provided under the Audit Committee's charter. The Audit Committee held two meetings during the 1993 fiscal year. The Audit Committee's responsibilities consist of recommending the selection of independent accountants, reviewing the scope of the audit conducted by such auditors, as well as the audit itself, and reviewing the Company's audit activities and activities and matters concerning financial reporting, accounting and audit procedures, related party transactions and policies generally.


       The Company has a Compensation Committee of the Board of Directors, consisting solely of independent directors, whose current members are:
Arnold S. Greenhut (Chairman), George W. Dougan, J. Markham Green and Isaac Kaufman. The Compensation Committee held six meetings during the 1993 fiscal year, and acted by unanimous written consent on one occasion. The Compensation Committee formulates and gives effect to policies concerning salary, compen-sation, stock options and other matters concerning employment with the Company. The Compensation Committee is currently comprised of independent directors only.

       The Company has no standing nominating committee. Mr. Higgins, the Chairman of the Board, Chief Executive Officer and majority shareholder, was actively involved in the recruitment of all of the current directors.

Compensation of Directors

       Cash Compensation.   The annual retainer and meeting fees were, prior to
July 1, 1993, $10,000 and $500, respectively. Effective July 1, 1993, each director who is not a salaried employee of the Company receives $15,000 retainer per annum plus a $1,000 attendance fee each committee meeting and board meeting attended, except that the compensation for telephone conference meetings is $500. A Committee chairperson now earns an additional $1,000 retainer per year. Before July 1, 1993, Messrs. Higgins and Mataraso, who are employee directors of the Company, were also entitled to the annual retainer and meeting fees.

       Matthew Mataraso is the only director who is a participant in the Company's 1986 Incentive and Non-Qualified Stock Option Plan, as amended and restated (the "1986 Plan"). Mr. Mataraso received $58,000 in cash compensation from the Company in fiscal 1993 for his services as Secretary of the Company and as counsel. Messrs. Higgins and Mataraso are both eligible to participate in the Company's 1994 Stock Option Plan, being presented to the shareholders for approval. See "Item 3 - APPROVAL OF 1994 STOCK OPTION PLAN". During 1993, Charlotte Fischer was engaged as a consultant to the Company, reporting directly to the Chief Executive Officer, Mr. Higgins. The payments earned by or paid to Mrs. Fischer as a consultant aggregated $89,850 in fiscal 1993.

       Director Stock Option Plan. Each outside Director is entitled to participate in the Company's 1990 Stock Option Plan for Non-Employee Directors (the "Director Stock Option Plan"). Currently, Mrs. Fischer and Messrs. Dougan, Green, Greenhut and Kaufman participate in the Director Stock Option Plan. A total of 250,000 shares of the Common Stock are reserved for issuance pursuant to non-qualified stock options (the "Director Options") issued under such plan, and Director Options covering 71,000 shares of Common Stock have been granted. Stock options issuable under the Director Stock Option Plan are granted at an exercise price equal to 85% of the fair market value of the Common Stock on the date of grant.

       An initial grant of 10,000 Director Options is made to each new director. In addition, Director Options to purchase 1,500 shares of the Company's Common Stock are granted annually on May 1 (or, if May 1 is not a NASDAQ National Market System trading day, on the next succeeding trading day) of any year to any eligible director. All Director Options vest ratably over four years. During fiscal 1993, an initial grant of 10,000 Director Options was made to Mr. Green at an exercise price of $12.65 per share, compared to the market price on the date of grant of $14.88 per share. In addition, annual grants to other outside Directors of 1,500 Director Options were made at an exercise price of $13.82 per share, compared to the market value on the date of grant of $16.25. Accordingly, compensation expense in the aggregate of $36,880 will be amortized over a 48-month period by the Company for the 1993 grants.

       The Director Stock Option Plan is administered by a committee of three non-participating directors or officers who are authorized to interpret the Director Stock Option Plan but have no discretion with respect to the selection of directors who receive Director Options, the number of shares subject to the Director Stock Option Plan or to each grant thereunder, or the purchase price for shares subject to Director Option. The committee has no authority to materially increase the benefits under the Director Stock Option Plan. The Director Stock Option Committee held one meeting in 1993 and acted on one occasion by unanimous written consent.

Certain Transactions

       The Company leases its 159,000 square foot distribution center/office facility in Albany, New York from Robert J. Higgins, its Chairman, Chief Executive Officer and principal shareholder, under two capitalized leases that expire in the year 2015. The original distribution center/office facility was constructed in 1985. A 77,135 square foot distribution center expansion (the "Expansion") was completed in October 1989 on real property adjoining the existing facility (the real property comprising the entire distribution center and office facility, including the Expansion, is collectively referred to as the "Premises").

       Under the original lease, dated as of April 1, 1985, as amended (the "Original Lease"), the Company paid Mr. Higgins in fiscal 1993 an annual rental of $703,443 (of which $499,443 is allocable to the Premises and $204,000 is allocable to personal property). The portion of the Original Lease allocable to personal property expires in 1995, when title passes to the Company. In 1989, the Company entered into a new lease, dated as of November 1, 1989 (the "Expansion Lease"), for the Expansion, at an annual rental rate of $606,948. The aggregate annual rental paid to Mr. Higgins under the Original Lease and the Expansion Lease was $1,310,391 in fiscal 1993. On January 1, 1994, the aggregate rental under the Original Lease and the Expansion Lease increased to $1,373,787 in accordance with the biennial increase in the Consumer Price Index, pursuant to the provisions of each lease. Neither lease contains any real property purchase option at the expiration of its term. Under the terms of both leases, the Company pays property taxes, insurance and other operating costs with respect to the Premises. Mr. Higgins' obligation for principal and interest on his underlying indebtedness relating to the Premises approximates $70,000 per month.

       The Company leases two of its retail stores from Mr. Higgins under long-term leases, each at an annual rental of $35,000 per year, plus property taxes, maintenance and a contingent rental if a specified sales level is achieved. In fiscal 1993 the Company paid Mr. Higgins $30,000 for a 1-year lease, expiring on October 31, 1993, for certain parking facilities contiguous to the Premises. The lease was renewed through October 31, 1994, after approval by the Audit Committee. Although no commitments have been made by the Company, the contiguous parcel containing such parking facilities is being evaluated by the Company for a new office building. If approved by the Company's Audit Committee, such an office building would be constructed by Mr. Higgins and leased to the Company on terms and conditions believed to be competitive with those offered in an arms' length transaction.

       The Company regularly utilizes privately-chartered aircraft for its executives, primarily those owned or partially owned by Mr. Higgins. During fiscal 1993, the Company chartered an airplane from Quail Aero Services of Syracuse, Inc., in which Mr. Higgins is a one-third shareholder. Payments made by the Company for the period were $63,000. The Company also chartered an aircraft from Crystal Jet Aviation, Inc., a corporation wholly owned by Mr. Higgins. During fiscal 1993 payments to Crystal Jet aggregated $253,189. The Company believes that the charter rate and terms are as favorable to the Company as those generally available to it from other commercial charterers.

       The transactions that were entered into with an "interested director" were approved by a majority of disinterested directors of the Board of Directors, either by the Audit Committee or at a meeting of the Board of Directors. The Board of Directors believes that the leases and other provisions are at rates and on terms that are at least as favorable as those that would have been available to the Company from unaffiliated third parties under the circumstances.


Employment Agreements

       As founder and Chief Executive Officer of the Company, Robert J. Higgins has been instrumental in the operations of the Company. The Company entered into an employment agreement (the "Employment Agreement") with Mr. Higgins, effective February 1, 1989, pursuant to which Mr. Higgins has agreed to serve as President and Chief Executive Officer of the Company until January 31, 1994 for a minimum annual salary of $550,000. The salary was increased each fiscal year by the Consumer Price Index-W (New York City) pursuant to the terms of the Employment Agreement.

	The Company has agreed to pay or reimburse Mr. Higgins for the life insurance premiums (aggregating approximately $100,000 per year) on insurance policies for the benefit of persons designated by Mr. Higgins. In addition, Mr. Higgins was eligible to earn incentive compensation for each of the Company's fiscal years during the term of the Employment Agreement. The amount of such compensation equaled 2.5% of the Company's Pre-Tax Profits (as defined in the Employment Agreement) in each fiscal year, provided that the Pre-Tax Profits exceed $24,000,000 during the fiscal year ended January 29, 1994. For the fiscal year ended January 29, 1994, Mr. Higgins earned no incentive compensation under the Employment Agreement.

       In the event of a change in control of the Company, Mr. Higgins may elect to serve as a consultant to the Company at his then current compensation level for the remainder of the term of the Employment Agreement or elect to receive two and one-half times his annual compensation in the most recently completed fiscal year. The Employment Agreement provides for no further compensation to Mr. Higgins if he is terminated for cause, as defined therein.


       Subsequent to year end the Compensation Committee extended the Employment Agreement between the Company and Mr. Higgins for one year, except for the bonus provisions, which were eliminated. See "EXECUTIVE COMPENSATION
- - - Compensation Committee Report on Executive Compensation".


       Edward W. Marshall has a severance agreement in effect that provides, under certain conditions, payment of one and one-half years of his annual compensation upon his termination following severance without cause (as defined) after a change in control of the Company.

				EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

       Composition and Purpose of the Compensation Committee. The Company's Compensation Committee (the "Committee") is currently comprised of four non-employee directors of the Company. It is the Company's policy to constitute the Committee with directors that qualify as outside directors under the 1993 amendments to the federal income tax law.

       The Committee's purpose is to hire, develop and retain the highest quality of managers possible. It is principally responsible for establishing and administering the executive compensation program of the Company. These duties include approving salary increases for the Company's key executives and administering both the annual incentive plan and the stock option plans.

     Compensation Philosophy and Overall Objectives. The components of the executive compensation program are salary, annual incentive awards and stock options. The program is designed to: (1) attract and retain competent people with competitive salaries; (2) provide incentives for increased profitability; and (3) align the long-term interests of management with the interests of shareholders by encouraging executive ownership of common stock of the Company.

Salary and Annual Incentive Compensation

       Salaries. The Committee believes that it is necessary to pay salaries that are competitive within the industry and geographic region in order to attract the types of executives needed to manage the business. In 1993, the Compensation Committee engaged KPMG Peat Marwick, a nationally known compensation consulting firm, to assist the Committee in evaluating and modifying its executive compensation program and in developing a peer group of specialty retailers that are comparable to the Company in terms of annual revenues. A majority of the 14 companies in such peer group are traded on the NASDAQ National Market System, and are incorporated into the peer index used in the performance graph. See "FIVE YEAR PERFORMANCE GRAPH".

       Annual salary recommendations for the Company's executive officers (other than the Chief Executive) are made to the Committee by the Chief Executive. The Committee reviews and then approves, with any modifications it deems appropriate, such recommendations. Factors such as increased management responsibility and achievement of operational objectives are considered, but not formally weighted, in determining an increase. The Committee also used the compensation study prepared by KPMG Peat Marwick and the Committee members' experience in the retail industry, in evaluating the executive salary levels. The compensation study indicated that 1993 salaries for the named executive officers, other than the Chief Executive, were at or above the median range of base salaries paid to comparable executives of the peer group. The Committee believes that it must keep the base pay component at or above the median range to remain competitive in attracting competent management.

       The Committee has held salary increases in the past three fiscal years below 4% annually. The Company's earnings and stock performance was the most significant factor leading to the restraint on salary increases for the named executive officers. The Committee reviews the salaries of newly hired or promoted executives based upon the executive's prior compensation, the Committee's understanding of competitive salary rates in the retail industry, and the relative responsibilities and internal relationships of the positions within the Company.

       Annual Performance Incentives. Key executives, including the named executive officers other than the Chief Executive, were eligible for annual incentive (bonus) awards based on the performance of the Company against predetermined targets. The annual incentive program provides for payment shortly after the fiscal year being measured.

       For 1993, the Committee established as the principal goal a threshold level of earnings per share before bonuses would be paid to the named executive officers.

	Earnings per share was used as the primary corporate performance measure for bonuses because it is a key measure of success for the Company and its shareholders. The earnings per share target represented a meaningful increase over 1992's earnings per share, and was considered by the Committee to be acceptable considering the costs and efforts in implementing a new merchandise replenishment system while attempting to improve the Company's short-term earnings performance. Each named executive officer was eligible to earn from 10% to a maximum of 30% of their salary if the target of earnings per share was achieved by the Company. If the targets were not achieved then the incentives would be reduced to lower levels. Below a certain earnings per share level no incentives were to be paid.

       Because the threshold was not achieved in fiscal 1993, and the Company's earnings fell significantly below the lowest target, no annual incentive payments were awarded to the named executive officers.


Long Term Incentives

       The Committee uses a broad-based stock option plan, with over 150 participants, as the principal long term incentive for executives. The stock option plan is designed to encourage executive officers to become shareholders and to achieve meaningful increases in shareholder value. The Committee normally grants stock options to executive officers annually.

       The size of option grants in 1993 was determined using a matrix that considers the executive's position, salary level, and the performance of the executive as measured by the individual's performance rating. Factors considered in the performance rating include, but are not limited to, the achievement of operating objectives, expense control, and Company profits. In determining an individual executive's performance rating, a formal weighing system was not used. In March 1993, the Committee granted a total of 30,000 stock options to the named executive officers out of a total grant of 136,500 stock options. The exercise price of all options was set at 100% of fair market value on the date the option was granted, with a term of ten years, and vesting over a four year period. Since the value of the stock options depends on the future market price of the Company's stock, the option grants were intended to promote identification with shareholder interests.

       In October 1993, the Committee granted the named executive officers, other than the Chief Executive, a special stock option award, ranging in size from 10,000 to 30,000, out of a total grant of 238,000 stock options. This special grant to the named executives and other participants vests in a single installment four years from the date of grant. It was designed to provide a significant incentive to improve the earnings performance and equity value of the Company, as well as aid in the retention of senior executives and strengthen their long-term commitment to the Company. The total number of stock options granted in 1993 to plan participants, including the special grant, was 354,500, which would comprise approximately 3.5% of the outstanding shares of Common Stock if all such options became vested and were exercised. In setting this amount, the Committee primarily considered that vesting periods are relatively long, and that the grants would provide additional incentives to increase shareholder value and improve the retention of senior executives.

       The Committee proposes to continue its use of a stock option program to align the interests of management with those of shareholders. Therefore, the Committee recommends the adoption of the 1994 Stock Option Plan, which the Board of Directors has submitted for shareholder approval at this meeting.
See "Item 3 - APPROVAL OF 1994 STOCK OPTION PLAN".

       The Committee has never made any grants of restricted stock under the Company's 1990 Restricted Stock Plan.

Chief Executive Officer's Compensation

       The Chief Executive was compensated in 1993 according to a five year employment agreement approved by the Board of Directors in January 1989 that continued in effect through January 31, 1994. The agreement provided for annual salary adjustments according to the Consumer Price Index. Accordingly, in February 1993, the Chief Executive received an increase in annual salary from $530,882 to $550,000.

       The Chief Executive's employment agreement also provided for an incentive payment for each fiscal year of the term of the employment agreement. The incentive was based upon the Company's pre-tax profit before the accrual for the cost of the incentive. The amount of incentive is equal to 2.5% of the Company's pre-tax profit in any fiscal year, provided that the pre-tax profit exceeds a specified threshold level. The threshold increased each year by $2,000,000, to $24,000,000 in 1993. The $24,000,000 threshold was not achieved in 1993 and, accordingly, the Chief Executive earned no incentive payment for the fiscal year ended January 29, 1994.

       The Chief Executive Officer waived his eligibility to participate in the 1986 Incentive and Non-Qualified Stock Option Plan, as amended and restated, from its inception through the expiration of his contract, January 31, 1994.


       In January 1994, the Committee extended the Chief Executive's employment agreement for one year, except for the bonus provisions. Beginning in 1994, the Chief Executive will earn annual incentive awards as a participant in a bonus plan with the Company's other executives, and he will participate in the 1994 Stock Option Plan being submitted for shareholder approval.


Deductibility of Compensation Expenses

       Regulations under Section 162(m) of the Internal Revenue Code, proposed in December 1993, generally disallow a tax deduction to a public corporation for tax years after 1993 for compensation over $1 million for its chief executive officer or any of its four other highest-paid officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. No named executive of the Company earned more than $1 million in 1993. However, Mr. Higgins has earned in excess of $1 million in the past and may do so in the future.


       The Committee intends to structure the performance-based portion of the compensation paid to executives in a manner that complies with the proposed regulations. The 1994 Stock Option Plan being presented for shareholder approval has been designed to meet the proposed regulations so that stock options granted under such plans will be excluded from the deduction limit. The Committee has adopted a new annual incentive plan for its executives, including the Chief Executive and the other named executive officers. The Committee believes that the annual incentive plan adopted generally follows the requirements of the proposed regulations. However, because final regulations have not been issued and because management believes that the likelihood is small that any of the named executive officers will earn over $1 million in cash compensation during 1994 under the new annual incentive plan, the Committee will review the annual incentive plan during 1994 to determine what changes are necessary or appropriate so that awards under the plan will be excluded from the deduction limit.


Compensation Committee Interlocks and Insider Participation

       During fiscal 1993, for the period up to January 1, 1994, Charlotte G. Fischer served on the Committee while she served as a consultant to the Company. Mrs. Fischer was engaged by the Company as a consultant in fiscal 1993, for which she received an aggregate of $89,850 in compensation. Before her resignation from the Committee on January 1, 1994, Mrs. Fischer did not vote on any action that: (a) established the financial hurdles for annual incentive compensation for the named executives, or (b) established a new employment agreement for the Chief Executive.

       The foregoing report on executive compensation is provided by the following Directors who comprised the Compensation Committee of the Board of Directors during fiscal 1993: Messrs. Greenhut (Chairman), Dougan, Green and Kaufman and Mrs. Fischer (until January 1, 1994).

			 Compensation Committee
			 of the Board of Directors

			Arnold S. Greenhut, Chairman
		  George W. Dougan, Charlotte G. Fischer,
		     J. Markham Green and Isaac Kaufman

Executive Officers And Compensation

       The Company's executive officers are identified below. At year end, only two officers met the definition of "executive officer" under applicable regulations for fiscal year 1993, including the Chief Executive. Executive officers of the Company currently hold the same respective positions with Record Town, Inc., the Company's wholly-owned subsidiary through which all retail operations are conducted. The Summary Compensation Table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities during the last three fiscal years to each of the most highly compensated executive officers of the Company whose cash compensation for that year exceeded $100,000.


					Summary Compensation Table

									      Long Term
										Compen-
										sation
									      -----------
						 Annual Compensation            Awards
				 --------------------------------------------------------
									       Securities
							       Other Annual    Underlying     All Other
					   Salary      Bonus   Compensation     Options/     Compensation
Name and Principal Position         Year     ($)        ($)       ($)            SARs (#)        ($)
- - -----------------------------------------------------------------------------------------------------------
ROBERT J. HIGGINS                   1993   550,000           0   91,027  (1)            0      45,255  (1)
Chairman, President and Chief       1992   530,882     553,462   83,424  (1)            0      65,631  (1)
 Executive Officer                  1991   515,922     500,000   98,992                 0      63,000  (1)

EDWARD W. MARSHALL, JR.             1993   190,751           0       --  (2)       45,000       3,854  (3)
Senior Vice President -             1992   183,806      55,200       --  (2)        5,000       3,850  (3)
 Operations                         1991   176,211      20,000       --            60,000           0

JEFFREY A. JONES  (4)               1993   125,833           0       --  (2)        5,000     108,891  (4)
Former Senior Vice President -      1992   182,695      55,600       --  (2)        5,000       3,777  (3)
 Finance & Chief Financial Officer  1991    77,667 (6)  40,000       --            60,000           0

EDWARD E. SZYDLIK (5)               1993   190,000           0       --  (2)            0      49,560  (5)
Former Senior Vice President -      1992   193,798      57,000       --  (2)            0       1,740  (3)
 Merchandising                      1991    37,981 (6)   9,500       --            60,000           0
- - ---------------------------

(1) "Other Annual Compensation" in fiscal 1993 for Mr. Higgins consists in part of $82,208 in payments for or reimbursement of life insurance premiums made on behalf of Mr. Higgins or his beneficiaries, pursuant to his employment agreement. Substantially all of the "Other Annual
     Compensation" in 1992 and 1991 was for similar life insurance payments.
     "All Other Compensation" in fiscal 1993 for Mr. Higgins consists of $6,500 for director's fees, and the balance is equal to the maximum dollar value of premiums paid by the Company with respect to split dollar life insurance policies that the Company owns on the lives of Mr. Higgins and his wife. The Company will recoup most or all of such premiums upon maturity of the policies, but the maximum potential value is calculated in line with current SEC instructions as if the 1993 premiums were advanced without interest until the time that the Company expects to recover the premium.
(2) "Other Annual Compensation" for the named executive was less than $50,000 and also less than 10% of the total of annual salary and bonus reported.
(3) "All Other Compensation" for the named executive consists of matching contributions for the 401(k) Savings Plan.
(4) Mr. Jones separated from the Company effective August 27, 1993. Included in "All Other Compensation" for 1993 is severance compensation of $101,158, moving expenses of $4,208 and the Company's 401(k) contribution of $3,525.


				      11



     Mr. Jones was originally awarded options execisable into 15,000 shares. As part of Mr. Jones' severance package, the vesting of 5,000 shares of the 15,000 share grant was accelerated; the remaining 10,000 options were canceled. The Company also extended the exercise period for his vested stock options for an additional 18 months.
(5)  Mr. Szydlik separated from the Company effective January 29, 1994.
     Included in "All Other Compensation" for 1993 is severance compensation equal to $47,500, and the Company's 401(k) contribution of $2,060. The
     Compensation Committee extended the exercise period for stock options exercisable into 5,000 shares of Common Stock under the 1986 Stock Option
     Plan.
(6)  Cash compensation under "Salary" was for partial year employment.


Stock Option Plans

       The Trans World Music Corp. 1986 Incentive and Non-Qualified Stock Option Plan, as amended and restated (the "1986 Plan"), has an aggregate of 1,100,000 shares authorized for issuance. On April 29, 1994, the Board of Directors adopted the 1994 Stock Option Plan (the "1994 Plan"), which authorizes the issuance of up to an additional 1,000,000 shares, subject to approval by the Company's shareholders. See "Item 3 - APPROVAL OF 1994 STOCK OPTION PLAN". The following tables set forth, as to each of the named executive officers, certain information with respect to all options granted or exercised for the fiscal year ended January 29, 1994 under the 1986 Plan.


		   STOCK OPTION GRANTS IN LAST FISCAL YEAR (1)


									     Potential Realizable Value at
										Assumed Annual Rates of
									      Stock Price Appreciation for
			Individual Grants                                            Option Term (4)
		-------------------------------------------------------------------------------------------
			 Number of
			Securities     Percent of
			Underlying     Total Options     Exercise
			  Options      Granted to        or Base
			  Granted (#)  Employees in      Price       Expiration
Name                       (1)(2)      Fiscal Year       ($/share)      Date          5% ($)     10% ($)
- - ----------------------------------------------------------------------------------------------------------
Mr. Higgins                     0         N/A               --           --            --         --
Mr. Marshall               15,000         4.2%             15.00       3/19/03       141,750    357,750
			   30,000         8.5%             13.75       10/4/03       259,875    655,875
Mr. Jones   (3) (5)         5,000 (4)     4.2%             15.00       3/19/03        47,250    119,250
Mr. Szydlik (5)                 0         N/A               --           --            --         --
- - --------------------------------
(1)  No SARs were granted.
(2)  Stock Options are exercisable annually in 4 equal installments, commencing on the first anniversary of the date of grant, and vest earlier upon the officer's death or disability. The stock options have a term of ten years.
     The grant to Mr. Marshall of options exercisable into 30,000 shares on
     October 4, 1993 vests in one installment on the fourth anniversary of the date of grant. All options granted under the 1986 Plan may become immediately exercisable upon the occurrence of certain business combinations. The Compensation Committee of the Board of Directors may
     accelerate or extend the exercisability of any options subject to such terms and conditions as the Committee deems appropriate. The option exercise price was set at the fair market value (last reported sale price) on the date of grant.
(3)  Mr. Jones was originally awarded options exercisable into 15,000 shares.
     As part of Mr. Jones' severance package, the vesting of 5,000 shares of the 15,000 share grant was accelerated; the remaining 10,000 options were canceled.
(4)  These amounts are based on assumed appreciation rates of 5% and 10% as prescribed by Securities and Exchange Commission rules, and are not intended to forecast possible future appreciation, if any, of the
     Company's stock price.
(5)  Former executive officer of the Company.

			    AGGREGATED STOCK OPTION EXERCISES IN LAST
			    FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES (1)

						    Number of Unexercised    Value of Unexercised
						      Options at Fiscal      In-the-Money Options
							 Year-End (#)        at Fiscal Year-End ($)
		       Shares                  ----------------------------------------------------
		      Acquired
		    on Exercise  Value Realized          Exercisable/            Exercisable/
Name                    (#)           ($)               Unexercisable           Unexercisable (2)
- - ---------------------------------------------------------------------------------------------------
 Mr. Higgins            ---            ---                    ---                     --
 Mr. Marshall           ---            ---               19,750/95,250                0/0
 Mr. Jones     (3)      ---            ---                  31,250/0                  0/0
 Mr. Szydlik   (3)      ---            ---                   5,000/0                  0/0
- - ----------------------------------
(1)  There have been no SARs issued and there are no SARs outstanding.
(2)  Calculated on the basis of the fair market value of the underlying securities as of January 29, 1994 minus the exercise price.
(3)  Former executive officer of the Company.


		      FIVE-YEAR PERFORMANCE GRAPH

     The following line graph reflects a comparison of the cumulative total return of the Company's Common Stock from January 31, 1989 through January 31, 1994 with the NASDAQ Index (U.S. Stocks) and with a NASDAQ Retail Trade Stocks index. Because only one of the Company's leading competitors has been an independent publicly traded company over the period, the Company has elected to compare shareholder returns with the published index of retail companies compiled by NASDAQ. All values assume $100 invested on January 31, 1989, and that all dividends were reinvested.

			  Trans World Music Corp.
		Comparison of Five Year Cumulative Total Return


		 1989  1990  1991  1992  1993  1994
- - ----------------------------------------------------
Trans World
Music Corp.      100    88    64     88    55   51
- - ----------------------------------------------------
NASDAQ (U.S.)    100   105   108    166   187  208
- - ----------------------------------------------------
NASDAQ Retail
Trade Stocks     100   103   124    216   195  210
- - ----------------------------------------------------

		Item 2.  APPROVAL OF AMENDMENT TO
		RESTATED CERTIFICATE OF INCORPORATION

       The Board of Directors proposes to change the Company's name to "Trans World Entertainment Corporation". The change of the Corporate name from Trans World Music Corp. to Trans World Entertainment Corporation was adopted by the Board of Directors to reflect the changing nature of the Company's business. Prerecorded video, books, electronic and other entertainment games now represent, together, nearly 15% of the Company's revenues and business, and that share is expected to grow in the future. In addition, the Board believes that the broader image portrayed by the name may make it more attractive to a broader spectrum of investors.

	If the proposed amendment is approved by shareholders, it is expected that the name of the Company will officially become "Trans World Entertainment Corporation" effective July 1, 1994. There will be no change to the ticker symbol for the Company's Common Stock, "TWMC", on the NASDAQ National
Market System. If the proposed amendment is approved, stock certificates representing the Company's Common Stock issued prior to the effective date of the change of corporate name will continue to represent the same number of shares, will remain authentic, and will not be required to be returned to the Company for reissuance. Delivery of existing stock certificates will continue to be accepted in a sale transaction made by a shareholder after the corporate name is changed.

       The affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required for approval of the proposed amendment. Your Board of Directors requests your vote for the following proposal:

       RESOLVED, that the Company's Article First of the Restated Certificate of Incorporation be amended to change the name of the corporation from "Trans World Music Corp." to "Trans World Entertainment Corporation".

       The Board of Directors unanimously recommends that shareholders vote FOR the amendment to the Restated Certificate of Incorporation.

			Item 3.  APPROVAL OF
		       1994 STOCK OPTION PLAN

Introduction

       The Board of Directors is seeking shareholder approval of the 1994 Stock Option Plan (the "1994 Plan"), which will succeed the existing stock option plan. The new plan was drafted to comply with the proposed regulations issued under Section 162(m) of the Internal Revenue Code of 1986, as amended, to ensure the tax deductibility of compensation paid. The 1994 Plan is set forth as Annex A.

       The purpose of the Company's stock option programs is to provide a flexible mechanism to permit key employees to obtain significant equity ownership in the Company, giving them a permanent stake in the Company's growth and success, and encouraging the continuation of their involvement with the Company. The Compensation Committee (the "Committee") has recommended to the Board of Directors that a stock option program should be continued. On April 29, 1994, the Board of Directors adopted, subject to shareholder approval, the 1994 Plan.

Discussion

       On May 5, 1986, the Company's Board of Directors adopted the existing stock option program, the 1986 Incentive and Non-Qualified Stock Option Plan, as amended and restated (the "1986 Plan"). The 1986 Plan expires by its term in May 1996. Through April 29, 1994, 1,100,000 shares have been authorized by the shareholders for issuance under the 1986 Plan.

	As of April 29, 1994, 131,297 stock options have been exercised, 953,831 stock options have been granted and are unexercised, and 14,872 remain available for future grant. The 1986 Plan terminates on, and no further options or awards will be made or granted thereunder after, May 4, 1996.

       The following summary describes the principal features of the 1994 Plan. The principal differences between the 1994 Plan and the 1986 Plan are discussed at the end of this summary under the heading "Principal Differences." This summary is qualified in its entirety by reference to specific provisions of the 1994 Plan set forth as Annex A.


The 1994 Plan

       Committee. The 1994 Plan will be administered by the Committee or such other committee appointed by the Board of Directors, consisting of three or more outside, independent directors. Each member of the Committee will meet the requirements set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the proposed regulations issued under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "code"). No member of the Committee will be eligible to participate in the 1994 Plan or shall have been eligible to participate in the 1994 Plan or shall have been eligible to participate in the 1994 Plan or the 1986 Plan during a one-year period prior to appointment.

       Eligibility. Key executive and managerial employees (including officers and employees who may be directors) of the Company and of any subsidiary shall be eligible to participate in the 1994 Plan. Selection of employees eligible to participate in the 1994 Plan is within the discretion of the Committee. It is expected that the 1994 Plan will be administered in a manner similar to the 1986 Plan, under which approximately 150 employees currently participate.

       Common Stock Issuable upon Exercise. Under the 1994 Plan, up to 1,000,000 shares of the Company's Common Stock may be optioned or granted to eligible employees, and no more than 300,000 stock options may be granted to any one employee during the term of the plan. Shares of the Company's Common Stock that are optioned or awarded under the 1994 Plan may be either treasury shares or authorized but unissued shares. Shares reserved for issuance pursuant to expired or terminated options under the 1994 Plan will be made available for future option grants under the 1994 Plan.

       The 1994 Plan provides for appropriate adjustments in the aggregate number of shares of Common Stock subject to such plan and in the number of shares and the price per share, or either, of outstanding options in the case of changes in the capital stock of the Company resulting from any recapitalization, stock or unusual cash dividend, stock split or any other increase or decrease effected without receipt of consideration by the Company, or merger or consolidation in which the Company is the surviving company. The 1994 Plan also provides that in any merger or consolidation in which the Company is not the survivor and in which suitable stock options are not granted in substitution of stock options outstanding under the 1994 Plan, or the predecessor option plan approved in 1986, the Company will deliver to each optionee in cash an amount equal to the difference between the purchase price of stock options then outstanding and the fair market value of the Company's Stock at the effective date of such merger or consolidation.

       Grants of Stock Options and Stock Appreciation Rights. Under the 1994 Plan, the Committee may grant to eligible employees either non-qualified or incentive stock options, or both, to purchase shares of the Company's Common Stock. The Committee may also provide that options may not be exercised in whole or in part for any period or periods of time; provided, however, that no option shall be exercisable by a participant who is subject to the provisions of Section 16 of the Exchange Act, until the lapse of at least six months from the date of grant. The number of shares covered by incentive stock options which may be first exercised by an optionee in any year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant. All options shall expire not more than ten years from the date of grant.

	The Committee may provide that in the event the employment of an employee is terminated, the right to exercise options held under the 1994 Plan may continue through its original expiration date or for such shorter period of time after such event as the Committee may determine appropriate. Options are generally not assignable or transferable other than by will or the laws of descent and distribution, or by a qualified domestic relations order and, during the optionee's lifetime, the stock option may only be exercised by such optionee.

       The price at which shares of Common Stock may be purchased pursuant to stock options granted by the Committee will be determined by the Committee, but in no event will such price be less than the fair market value of the shares at the time that the option is granted. "Fair market value" is defined as the closing price of the Common Stock on the NASDAQ National Market System or principal stock exchange that the shares may be traded on as of the date of grant, or if such day is not a trading day, the next succeeding trading day. Generally, each stock option will become exercisable in increments of 25% of the total number of shares subject to option on the one year anniversary of the date of grant and annually thereafter. The Committee may, in its discretion, provide at the date of grant for another time or times of exercisability of any such option subject to the terms and conditions of the 1994 Plan. The Committee may, at any time prior to the expiration or termination of a stock option previously granted, extend the term of such option for such additional period (up to a total exercise period of not more than ten years) as it shall, in its discretion, deem necessary or appropriate.

       The option price must be paid to the Company by the optionee in full prior to delivery of the Common Stock. If the optionee intends to obtain a permissible broker loan or simultaneously sell the exercised shares, the exercise shall not be deemed to have occurred until the Company receives the proceeds. The optionee may pay the option price in cash or with shares of the Company's Common Stock owned by him. The optionee has no rights as a shareholder with respect to the shares subject to option until shares of Common Stock are issued upon exercise of the option.

       The Committee may, in its discretion, grant a stock option together with a stock appreciation right. In the case of such grant the optionee may either exercise the option and receive Common Stock, or receive cash or other property equal to the difference between the exercise price of the underlying option and the fair market value of the Common Stock at the time of exercise. Upon exercise of a stock appreciation right the underlying stock option is deemed to have been exercised, and those shares will no longer be available under the 1994 Plan.


	Federal Income Tax Consequences. The following is a summary of the principal federal income tax consequences associated with the grants of options and SARs under the Plan. This summary is based on the provisions of the Code, the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof. It does not describe all federal income tax consequences under the plan, nor does it describe foreign, state or local tax consequences.


	In general, a grant of a stock option will not be a taxable event to a recipient and it will not result in a deduction to the Company. The tax consequences associated with excercise of a stock option granted under the Plan, and with the subsequent disposition of Common Stock acquired on exercise of such an option will depend in part on whether the option is an incentive stock option (within the meaning of Section 422 of the Code) or a non-qualified stock option.

	Upon the exercise of a non-qualified stock option, the optionee will recognize ordinary taxable income equal to the excess of fair market value of the Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the Common Stock will be capital gain or loss for the recipient.

	Generally, the optionee will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to the Company. If Common Stock acquired upon exercise of an incentive stock option is sold or exchanged more than one year after the date of exercise and more than two years from the date of grant of the option, any gain or loss will be a capital gain or loss.

	If Common Stock acquired upon exercise of an incentive stock option is disposed of prior to the expiration of these one-year or two-year holding periods, the optionee will recognize ordinary income at the time of disposition, and the Company will generally be able to claim a deduction,in an amount equal to the excess of the fair market value of the Common Stock at the date of exercise over the exercise price.

	Generally, when the optionee receives payment with respect to an SAR granted under the Plan, the amount of cash and the fair market value of the Common Stock or other property received will be ordinary income to such optionee and will be allowed as a deduction for federal income tax purposes to the company.

	The Company may withhold, or require the optionee to remit to the Company, an amount sufficient to satisfy any federal, state or local with-holding tax requirements associated with awards under the Plan.

	Section 162(m) of the Code, effective for tax years beginning after 1993, generally limits the deductable amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductable on exercise of stock options and SARs) by a public company to a "covered employee" (the chief executive officer and four other most highly compensated executive officers of the Company) to no more than $1 million. Qualifying performance-based compensation will be excluded from the computaion and will not be subject to the deduction limit. The Plan is designed and intended to qualify under the performance-based compensation exception.


       Amendment and Termination. The 1994 Plan has a term of ten years and no shares may be optioned and no rights to receive shares may be granted after the expiration of the plan. The Committee has full and final authority to determine the employees to be granted stock options, to determine the number of shares subject to each option (up to a maximum of 300,000 stock options to any one employee during the term of the 1994 Plan), to determine the option price within the prescribed limits, to determine the time or times when each stock option will be issued and exercisable, and to adopt rules and regulations for carrying out the 1994 Plan. The Board of Directors is authorized to terminate or amend the 1994 Plan, except that it may not increase the number of shares available thereunder, decrease the minimum price at which options may be granted, or extend the term of the Plan, without shareholder approval.



	Change in Control. If the Company's current principal shareholder, Robert J. Higgins, or members of his immediate family or one or more trusts established for the benefit of such individuals, owns beneficially less than 20% of the outstanding shares of the Company's Common Stock for a period of 60 consecutive calendar days, then the outstanding Options will vest immediately and become exercisable upon a Change in Control. "Change in Control" for the purposes of the 1994 Plan shall mean any of the following events:(i)the sale of the Company, whether by sale of substantially all of the Company's assets or a merger or consolidation in which the shareholders of the Company, immediately prior to the to a consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule
13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate at least one-half of the voting stock of the corporation issuing cash or securities in a consolidation or merger (or its ultimate parent corporation, if any), (ii) a tender offer that is subject to the regulations of the Securities and Exchange Commision is commenced by any person or group other than Robert J. Higgins, or members of hs immediate family or one or more trusts established for the benefit of such individuals, the completion of which results in such persons or group owning more than one-half of the outstanding shares of the Company's Common Stock, or (iii) 50% or more of the directors of the Company are persons who were not nominated by either management or the Board of Directors in the most recent proxy statement of the Company. These change in control provisions are intended to protect option holders in the event of a change in control, but could tend to inhibit an acquisition due to the in-creased acquisition costs resulting from additional outstanding shares.

       In the event shareholders do not approve the 1994 Plan, the 1994 Plan will not become effective.

	On April 29, 1994, 195,000 stock options were granted as part of the Committee's annual review program, subject to approval of the 1994 Plan by the Company's shareholders. Included in such grant were 65,000 stock options granted to the named executive officers.


       Principal Differences. The 1994 Plan is basically a continuation of the 1986 Plan. However, it does differ from the 1986 Plan in the following principal respects: (i) Under the 1994 Plan a total of 1,000,000 shares of Common Stock may be optioned to eligible employees, while the 1986 Plan covered 1,100,000 shares authorized for issuance thereunder; (ii) under the 1994 Plan no options may be granted with an exercise price below the fair market value of the Company's Common Stock on the date of grant, while under the 1986 Plan stock options could be granted at any exercise price that was greater than the par value of the Common Stock; (iii) under the 1994 Plan, the vesting of outstanding stock options is accelerated automatically upon a "Change in Control" (as defined) of the Company; and (iv) under the 1994 Plan, no more than 300,000 stock options can be granted to any one participant during the term of the plan, while under the 1986 Plan there was no such limitation.


       The following table sets forth certain information with respect to stock options granted under the 1994 Plan as of April 29, 1994:


				      EXERCISE             NUMBER OF SECURITIES
NAME AND POSITION                       PRICE           UNDERLYING OPTIONS GRANTED
- - -----------------------------------------------------------------------------------
Robert J. Higgins
  Chairman, President and Chief        $13.00                    50,000
  Executive Officer
Edward W. Marshall, Jr.
  Senior Vice President - Operations   $13.00                    15,000
All executive officers as a group,
  including persons named above        $13.00                    65,000
All other employees, as a group        $13.00                   130,000


       To be adopted, this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy at the 1994 Annual Meeting of Shareholders.

       The Board of Directors unanimously recommends that shareholders vote FOR the approval of the 1994 Stock Option Plan.

		     SECTION 16(a) REPORTING

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company, and copies of all
Section 16(a) reports they file are required to be furnished to the Company.
To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two-year period ended January 29, 1994, there were no violations of Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners.

			      OTHER MATTERS

       Other Items.   Management knows of no other items or matters that are
expected to be presented for consideration at the meeting. If other matters properly come before the meeting, however, the persons named in the accompanying proxy intend to vote thereon in their discretion.

       Proxy Solicitation. The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers, and regular employees of the Company (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise.

	Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their ordinary and necessary expenses.

       Independent Auditors. The Board of Directors currently intends to select Ernst & Young as independent auditors for the Company for the fiscal year ending January 28, 1995. Ernst & Young has acted as auditors for the Company since 1985. Representatives of Ernst & Young will be present at the Annual Meeting of Shareholders and available to make statements to and respond to appropriate questions of shareholders.

	Financial Statements. The Company's 1993 Annual Report to the Shareholders (which does not form a part of the proxy solicitation material), including financial statements for the fiscal year ended January 29, 1994, are being sent concurrently to shareholders. If you have not received or had access to the 1993 Annual Report to Shareholders, or you would like to receive quarterly shareholder reports from the Company, please write to the Company to the attention of: Treasurer, 38 Corporate Circle, Albany, New York 12203, and a copy or copies will be sent to you free of charge.


		      SUBMISSION OF SHAREHOLDER PROPOSALS

       Shareholders of the Company wishing to include proposals in the proxy material in relation to the annual meeting of the Company to be held in 1995 must submit the same in writing so as to be received at the executive offices of the Company on or before January 17, 1995. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals. No such proposals were received with respect to the annual meeting scheduled for June 10, 1994.

				   By Order of the Board of Directors,

				  /s/ Matthew H. Mataraso

				   Matthew H. Mataraso,
				   Secretary
May 20, 1994

								ANNEX A


		TRANS WORLD ENTERTAINMENT CORPORATION
			1994 STOCK OPTION PLAN


1.   PURPOSE

    (a) The purpose of this 1994 Stock Option Plan (the "Plan"), is to encourage and enable selected management and other key employees of Trans World Entertainment Corporation (the "Company") or a parent or subsidiary of the Company to acquire a proprietary interest in the Company through the ownership of stock in the Company. Pursuant to the Plan, eligible employees will be offered the opportunity to acquire such common stock through the grant of Incentive Stock Options, other statutory options and Non-Qualified Stock Options (Incentive Stock Options and Non-Qualified Stock Options granted under the Plan are collectively referred to herein as "Options"), with or without tandem
Stock Appreciation Rights ("SARs").

    (b) As used herein, the term "parent" or "subsidiary" shall mean any present or future corporation which is or would be a "parent corporation" or "subsidiary corporation" of the Company as the term is defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") (determined as if the Company were the employer corporation). "Incentive Stock Options" shall have the meaning ascribed to them in Section 422 of the Code.


2.   ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Compensation Committee of the Board of Directors, or such other committee appointed by the Board of Directors (the "Committee"), consisting of three or more disinterested, independent directors. Each member of the Committee will meet the requirements set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the proposed regulations issued under Section 162(m) of the Internal Revenue Code of 1986, as amended. No member of the Committee will be eligible to participate in the Plan or shall have been eligible to participate in the Plan during a one-year period prior to appointment. The Committee is authorized: (a) to adopt, alter and repeal administrative rules, guidelines and regulations for carrying out the Plan; (b) to select the employees eligible for participation under the Plan; (c) to determine whether and to what extent Options and SARs are to be granted under the Plan; (d) to substitute new Options for previously granted Options, including previously granted Options having higher exercise prices; (e) to determine the other terms, conditions and provisions of grants under the Plan; (f) to accelerate the vesting or extend the exercise period (up to a maximum of ten years); and
(g) to interpret the Plan, in all cases in the Committee's sole discretion consistent with the Plan provisions. The interpretation of and decisions with regard to any questions arising under the Plan made by the Committee shall be final and conclusive.


3.   SHARES OF STOCK SUBJECT TO THE PLAN

    (a) Shares Subject to Issuance. There shall be 1,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") authorized for issuance under the Plan. Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in the treasury. Any shares subject to an Option which for any reason expires or is terminated unexercised may again be subject to an Option under the Plan. The aggregate fair market value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and any parent or subsidiary of the Company which plans provide for granting of Incentive Stock Options within the meaning of Section 422 of the Code) shall not exceed $100,000.

    (b) Antidilution Adjustments. In the event of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, reclassification or other change in corporate structure, there shall be an appropriate adjustment to the number of shares authorized for issuance under the Plan pursuant to the provisions of Section 8 hereof.


4.   ELIGIBILITY

     Options may be granted only to executive officers, management and other key employees who are employed by the Company or a parent of subsidiary of the Company, in each case as designated by the Committee. An Option may be granted to a director of the Company or a parent or subsidiary of the Company who is not also a member of the Committee, provided that the director is also an officer or key employee.


5.   GRANTING OF INCENTIVES

    (a) Term of Plan and Option Grants. All Options granted pursuant to this Plan shall be granted within 10 years from April 29, 1994. The date of the grant of any Option shall be the effective date on which the Committee authorizes the grant of such Option. In no event, however, shall any Option be exercisable beyond 10 years from the date it is granted.


    (b) Limits Applicable to any one Employee. The maximum number of shares of Common Stock with respect to which Options or SARs that may be granted to any one employee from this Plan is 300,000, subject to adjustment in accordance with the provisions of Section 8 hereof.


    (c) Executive Officers. Options granted to any executive officer or employee governed by the provisions of Section 16 under the Exchange Act, shall not be exercisable earlier than six months from the date of grant.

    (d) Stock Appreciation Rights. The Committee may in its sole discretion grant an Option together with an SAR. In the case of such a grant the employee may either (i) exercise the Option and receive Common Stock of the Company or
(ii) receive in cash or other property, in the sole discretion of the Committee, the difference between the exercise price of the underlying option and the fair market value of the Common Stock at the time the SAR is exercised. An Incentive Stock Option granted together with an SAR shall be subject to the limitations of the Plan and such additional limitations as may be imposed under
Section 422 of the Code, which limitations are necessary or appropriate to cause such Incentive Stock Option or another Incentive Stock Option to qualify as an "incentive stock option" within the meaning of Section 422 of the Code. Upon exercise of an SAR, the underlying option shall be deemed to have been exercised to the extent of the shares with respect to which the SAR is exercised and such shares shall no longer be available for issuance pursuant to the Plan.


    (e) Limited Stock Appreciation Right. The Committee in its discretion may include provisions in any Option or SAR granted to an employee that become effective upon a Change in Control (as defined in Section 8 of the Plan) of the Company and that provide for the acceleration of the exercisability of the Option or SAR. Such provisions may also include the right, in lieu of exercising the Option or SAR, to elect to surrender all or part of such option or SAR to the Company and to receive cash in an amount equal to the excess of
(i) the higher of (x) the Fair Market Value of share of Common stock on the date of such right is exercised and (y) the highest price paid for Common Stock or, in the case of securities convertible into common Stock or carrying a right to acquire Common Stock, the highest effective price (based on the prices paid for such securities) at which such securities are convertible into Common Stock or at which Common Stock may be acquired, by any person or group whose acquisition of voting securities has resulted in a Change in Control of the Company over (ii) the exercise price per share under the Option or SAR, multiplied by the number of shares of Common Stock with respect to which such right is exercised.

The provisions authorized by this Section 5(e) may be included in an Option or SAR at the time of grant or thereafter.

6.   TERMS AND CONDITIONS OF OPTIONS


    (a) Option Price. The purchase price under each Option shall be at least 100% of the Fair Market Value of the Common Stock at the time the Option is granted but not less than the par value of such Common Stock. In the case of an Incentive Stock Option granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company, actually or constructively under Section 424(d) of the Code, the option price shall not be less than 110% of the Fair Market Value of the Common Stock subject to the Option at the time of its grant. The "Fair Market Value" of the Common Stock shall mean the closing price of the Common Stock on the NASDAQ National Market System or principal stock exchange that the shares may be traded on as of the date of grant, or if such day is not a trading day, the next succeeding trading day.


    (b) Medium and Time of Payment. Common Stock purchased pursuant to the exercise of an Option shall at the time of purchase be paid for in full in cash, or with shares of Common Stock, or a combination of cash and such Common Stock, to be valued at the fair market value thereof on the date of such exercise. Common Stock to be used by executive officers and other employees subject to the reporting provisions of Section 16 of the Exchange Act must have been held by such optionee for a minimum of 6 months. If the optionee intends to obtain a permissible broker loan or a simultaneous order to sell the shares issuable upon exercise of any Options, upon the giving of at least 48 hours prior written notice to the Company, exercise thereof shall not be deemed to occur until the Company receives the proceeds of the recipient's broker loan or other permitted transaction. Upon receipt of payment the Company shall, without stock transfer tax to the optionee or other person entitled to exercise the Option, deliver to the person exercising the Option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of an Option or Options that the optionee pay, or make provision satisfactory to the Company for the payment of, any withholding taxes which the Company is obligated to collect with respect to the issuance or transfer of Common Stock upon such exercise.

    (c) Vesting and Exercise Period. The vesting period of time before exercising an Option shall be prescribed by the Committee in each particular case, in the Committee's sole discretion except that the vesting period shall be at least 6 months from the date of grant for executive officers and other employees subject to the reporting provisions of Section 16 of the Exchange Act. No Option may be exercised more than 10 years from the date it is granted. Unless otherwise specified by the Committee, Options shall vest and become exercisable with respect to 25% of the shares subject thereto on each of the first, second, third and fourth anniversaries of the date of the grant. In the event of the death or permanent disability of an optionee, all outstanding Options shall immediately vest and become exercisable, except for those Options granted within six months of such date. Unless otherwise specified, all Options shall be for a term of ten years from the date of grant. However, in the case of an Incentive Stock Option granted to a 10% shareholder (as defined in Section 6(a) hereof), such option, by its terms, shall be exercisable only within five years from the date of grant.

    (d) No Rights to Employment or as a Shareholder. Nothing in the Plan or in any Option shall confer any right to continue in the employ of the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate the employment of the optionee at will at any time, in accordance with the provisions of applicable law. An optionee shall have no rights as a shareholder of the Company with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to him for shares of Common Stock.

7. EXERCISE AFTER SEPARATION OF EMPLOYMENT OR DEATH

    (a) Retirement, Death or Disability. In the event of the retirement with the consent of the Company, the Options or unexercised portions thereof that were otherwise exercisable on the date of retirement shall be exercisable during their specified terms but prior to three years after the date of retirement, whichever occurs earlier. In the event of the death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), of the recipient, all Options other than those granted within six months of such date shall become vested and immediately exercisable by the optionee, or if he is not living, by his heirs, legatees or legal representatives (as the case may be), during their specified terms but prior to the expiration of three years after the date of death or permanent disability, whichever occurs earlier.

	(b)   Separation of Employment.   With respect to any separation of
employment from the Company, other than by reason of retirement, death or permanent disability, as provided in Section 7(a), Options, if vested on the date of termination, may be exercised during their specified terms but prior to the expiration of three months after separation of employment with the Company, whichever occurs earlier, or, for Non-Qualified Stock Options, such period in excess of three months but prior to the expiration date originally scheduled for such Option as the Committee may, in its sole and absolute discretion, determine and provide.

    (c) Leave of Absence. If an optionee takes an approved leave of absence, the Committee may, if it determines that to do so would be in the best interest of the Company, provide in a specific case for continuation of Options during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate.

    (d) Certain Investment Restrictions. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue, transfer or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act of 1933, as amended, or any state securities law.


8.   ADJUSTMENTS

    (a) Recapitalization. The number of shares subject to the Plan shall be increased or decreased proportionately, as the case may be, in the event that dividends payable in Common Stock during any fiscal year of the Company exceed in the aggregate five percent of the Common Stock issued and outstanding at the beginning of the fiscal year, or in the event there is during any fiscal year of the Company one or more splits, reverse splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than five percent of the shares outstanding at the beginning of the year. Common Stock dividends, splits, reverse splits, subdivisions, or combinations during any fiscal year that are equal or are less than, in the aggregate, five percent of the Common Stock issued and outstanding at the beginning of such fiscal year, shall be ignored for purposes of the Plan. In the event of any such adjustment the number of underlying shares and the purchase price per share applicable to options previously granted shall be proportionately adjusted. All adjustments shall be made as of the date such action necessitating such adjustment becomes effective.

    (b) Sale or Reorganization. In case the Company is merged or consolidated with another corporation, or in case substantially all of the property, stock or assets of the Company is to be acquired by another corporation, or in case of a separation, reorganization, or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either: (i) make appropriate provisions for the protection of any outstanding Options by the substitution on an equitable basis of cash or comparable stock or stock options of the Company, or cash or comparable stock or stock options of the merged, consolidated, or otherwise reorganized corporation, or (ii) make a cash payment equal to the difference between the exercise price of all vested Options and the fair market value of the Common Stock on the date of such transaction, as determined by the highest sale price of the Common Stock quoted by the market or exchange on which the security is traded.


(c) Change in Control. Notwithstanding anything to the contrary in this Plan, if there should be a "Change in Control" of the Company, all of the Options granted under the Plan that are not currently exercisable shall become immediately vested as of the date of such Change in Control. "Change in Control" shall mean the occurrence of any one of the following events that occur after the date, if ever, that fewer than twenty percent of the outstanding shares of Common Stock in the aggregate are beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by Robert J. Higgins, members of his immediate family and one or more trusts extablished for the benefit of such individual or family members for a period of 60 consecutive calendar days: (i) the sale of the Company substantially as an entirety (whether by sale of stock, sale of assets, merger, consolidation, liquidation, dissolution or similar occurrence) occurs, where the shareholders of the Company, immediately prior to consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate at least one-half of the voting stock of the corporation issuing cash or securities in a consolidation or merger (or its ultimate parent corporation, if any); (ii) any tender off or exchange offer subject to the regulations of the Securities and Exchange Commission is made by which any person or group, other than Robert J. Higgins, menbers of his immediate family and one or more trusts established for the benefit of such individual or family members, as "person" or "group" is defined within the meaning of Section 13(d) of the Exchange Act, which becomes the beneficial owner, directly or indirectly, of more than one-half of the outstanding shares of Common Stock; or (iii) fifty percent or more of the directors elected to the Board of Directors are persons who were not nominated by management or the Board of Directors in the most recent proxy statement of the Company, excluding from such computation the replacement of any director or directors who resign voluntarily and not as a result of any disagreement expressed in writing with the Company's operations, policies or practices.

	Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of Section 8(c) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares of Common Stock beneficially owned by any person to 40% more of the shares of Common Stock then outstanding: provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any addional shares of Common Stock (other than pursuant to stock split, stock dividend, or similar transaction), then a "Change in Control" shall be deemed to have occurred for purposes hereof.


9.   NON-TRANSFERABILITY OF OPTIONS

     No Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During the lifetime of a recipient, Options shall be exercisable only by the optionee.

10.  TERMINATION AND AMENDMENT OF THE PLAN


     The Board of Directors shall have the right to amend, suspend, or terminate the Plan; provided, however, that no such action shall affect or in any way impair the rights of a recipient under any option right theretofore granted under the Plan, and no amendment may be made increasing the number of shares authorized for issuance under the Plan, except as provided in Section 8 hereof, without obtaining shareholder approval.


11.  EFFECTIVE DATE OF PLAN

     The Plan shall become effective April 29, 1994, the date of its adoption by the Board of Directors of the Company, subject to approval by the shareholders of the Company within 12 months thereafter. The Plan shall, in all events, terminate on April 29, 2004, or such earlier date as the Board of Directors of the Company may determine.


12.  WRITTEN AGREEMENT

     Each Option granted hereunder shall be embodied in a written agreement, which shall be subject to the terms and conditions prescribed by the Plan, and shall contain such other provisions as the Committee in its discretion shall deem necessary or advisable. The agreements, which need not be identical, shall be signed by the employee participant and by the Chairman of the Board, the Vice Chairman, the President, the Secretary or any Vice President of the Company for and in the name and on behalf of the Company.


13.  GOVERNING LAW

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York, without reference to its principles of conflict of laws, and shall be construed accordingly.

>

							 [FORM OF PROXY]
							PRELIMINARY COPY



			 TRANS WORLD MUSIC CORP.


	    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
			       DIRECTORS


The undersigned hereby appoints Robert J. Higgins and Matthew H. Mataraso, and either of them, attorneys and proxies, with power of substitution, to vote the shares of the Company's common stock of the undersigned at the Annual Meeting of Shareholders of the Company to be held on June 10, 1994 at The Desmond, 660 Albany-Shaker Road, Albany, New York 12211 at 10:00 a.m., and at any adjournments thereof, upon the following matters:

	The Board of Directors recommends a vote FOR the Nominees.


Item 1. ELECTION OF DIRECTORS   ROBERT J. HIGGINS, MATTHEW H. MATARASO,
		     GEORGE W. DOUGAN, CHARLOTTE G. FISCHER, J. MARKHAM
		     GREEN, ISAAC KAUFMAN


FOR all nominees             WITHHOLD AUTHORITY     (INSTRUCTION: to withhold
authority (except as           to vote for all      authority to vote for any
marked to the contrary)     nominees listed above   individual nominee listed
						    above, write that nominee's
						    name in space provided
						    below.)

[__]                             [__]               ___________________________
						    ___________________________



		(Continued and to be signed on reverse side)

Item 2. APPROVAL OF AMENDMENT TO CERTIFICATE OF
	INCORPORATION FOR NAME CHANGE

[__] For        [__] Against       [__] Abstain


ITEM 3. APPROVAL OF 1994 STOCK OPTION PLAN

[__] For        [__] Against       [__] Abstain


ITEM 4. Other matters that in their discretion that may come properly before the meeting.

[__] For        [__] Against       [__] Abstain


				  Dated:______________________________, 1994

				  Signature:________________________________

				  __________________________________________
					      Signature if held jointly

				  Please sign exactly as name appears at
				  left. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

	      Differences between the Proxy Materials
		   Proposed for Circulation
	      and the Materials in Electronic Format

A.   Proxy Statement

All headings in the Proxy Statement, including Annex A thereto, that are centered are in boldface in large and small caps and are represented in the EDGAR document by all caps.

All subheadings in the Proxy Statement, including Annex A thereto, on the left margin are in boldface in the circulated document except for the subheadings on pages 8 through 10 beginning after "Compensation
Committee Report on Executive Compensation", which are in italics.

The Notice of Annual Meeting, the cover page of the Proxy Statement in the circulated document, and the form of the proxy are not numbered.

On the top of the Notice of Annual Meeting preceding the Proxy
Statement is the "Trans World Music Corp."  logo.

On the bottom of the Notice of Annual Meeting preceding the Proxy
Statement the message marked "Important" is in boldface and bordered by a box.

On the Notice of Annual Meeting preceding the Proxy Statement the sentence "Your vote is important." is in boldface in the circulated document.

On pages 2 and 3 the names of the nominees for director are in boldface.

On page 5 the paragraph captions "Cash Compensation" and "Director Stock Option Plan" are in italics in the circulated document.

On pages 8 through 10, the following subheadings and paragraph captions are in italics in the circulated document: "Composition and Purpose of the Compensation Committee", "Compensation Philosophy and Overall
Objectives", "Salary and Annual Incentive Compensation", "Salaries", "Annual Performance Incentives", "Long Term Incentives", "Chief Executive
Officer's Compensation", "Deductibility of Compensation Expenses" and "Compensation Committee Interlocks and Insider Participation".

On page 10 the phrase "Compensation Committee of the Board of Directors" and the names " Arnold S. Greenhut, Chairman, George W.Dougan, Charlotte G. Fischer, J. Markham Green and Isaac Kaufman "are in boldface in the circulated document.

On page 13 the data points are used to create line graphs in the circulated document.

On page 14 the sentence "The Board of Directors unanimously recommends that shareholders vote FOR the amendment to the Restated Certificate of Incorporation" is in bold face in the circulated document.

On pages 15 through 18 the paragraph captions "Committee", "Eligibility", "Common Stock Issuable upon Exercise", "Grants of Stock Options and
Stock Appreciation Rights", "Federal Income Tax Consequences","Amendment and Termination", "Change in Control" and "Principal Differences" are in italics in the circulated document.

On Page 18 the sentence "The Board of Directors unanimously recommends that shareholders vote FOR the approval of the 1994 Stock Option Plan" is in boldface in the circulated document.

On pages 18 and 19 the paragraph captions "Other Items", "Proxy Solicitation", "Independent Auditors" and "Financial Statements" are in italics in the circulated document.

On Annex A to the Proxy Statement the paragraph captions in Sections 3, 5, 6, 7 and 8 are in italics in the circulated document.

B.   PROXY CARD

The language comprising the form of proxy is printed on reverse sides of a white card with dimensions of approximately 7 3/4" x 5 1/4 ". The language is printed so that it reads with the card's longest dimension held horizontally.